Exhibit 10.21

PROMISSORY NOTE

$25,000,000.00	May 19, 1997
Washington, D.C.

FOR VALUE RECEIVED, THE NASDAQ STOCK MARKET, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of CRESTAR BANK, a Virginia banking corporation (the “Lender”), at 1445 New York Avenue, N.W., Washington, D.C. 20005, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America, without defense, setoff or counterclaim (other than the defense of payment), the principal sum of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00), together with interest as described below on the principal balance hereof from time to time outstanding, all in accordance with the following terms and provisions:

1.             Interest Rate.

(a)           Rate.  The unpaid principal balance of this Promissory Note (as the same may be amended, modified or supplemented in writing from time to time, the “Note”) outstanding from time to time shall bear interest at a per annum rate equal to the Cost of Funds Rate (defined in Paragraph 1(d) below) plus 0.50% (the “Applicable Rate”). Accrued interest shall be computed for actual days elapsed on the basis of a year of 360 days.

(b)           Selection.  The Borrower may select periods of whole months up to 120 months during which the Applicable Rate will be fixed (each, an “Interest Period”). The Interest Period may be applicable to a particular dollar increment of amounts outstanding under the Note or to the entire outstanding principal balance of the Note, at the Borrower’s selection (each, an “Increment”). Provided that no Event of Default (as defined in Paragraph 8 below) shall have occurred, the Borrower may select an Interest Period and an Increment (a “Request”) by telephonic notice to the Lender no later than 10:00 a.m. (Washington, D.C. time) one business day prior to the effective date of the Request to permit the Lender to quote the Applicable Rate and obtain funds, in the Increment requested by the Borrower, in the appropriate money market for the applicable Interest Period, and the Borrower shall confirm such telephonic Request by promptly delivering a duly executed Request form to the Lender in the form of Schedule 1 attached hereto. No more than two Increments and two Interest Periods may be outstanding at any one time. Upon the expiration of any Interest Period with respect to an Increment, if no new Interest Period has been selected by the Borrower, the succeeding Interest Period shall be three months.

(c)           Rate Adjustment.  The adjustment of the Applicable Rate as to a certain Increment shall occur only on the first day of the applicable Interest Period, and shall otherwise be in accordance with the Lender’s standard practices regarding the administration of money market transactions.

(d)           Cost of Funds Rate.  The “Cost of Funds Rate” shall mean, with respect to the Interest Period for which such rate is determined, the annual rate quoted by the Lender on the first day of such Interest Period, equal to the sum of (1) the interest rate that would be paid by the Lender on a deposit or other obligation in the amount of the Increment selected, with a maturity comparable to such Interest Period, redeemable without premium pursuant to an amortization schedule substantially comparable to such Interest Period, and issued at par to an institutional investor, plus (2) adjustments (expressed as a percentage) for applicable reserve requirements, deposit insurance premium assessments, brokerage commissions and regulatory costs.

(e)           Default.  If an Event of Default shall occur and all amounts outstanding under this Note are not paid in full, then the Lender shall no longer be obligated to honor any Requests and all amounts then outstanding under the Note shall bear interest at then-Applicable Rate or Rates plus 2.0%, effective immediately upon such Event of Default.

(f)            Interest Periods and Maturity.  No Interest Period shall extend beyond the Maturity Date (defined in Paragraph 2(b) below).

(g)           No Increment Breakage.  No Interest Period may extend beyond a principal repayment date hereunder unless, after giving effect thereto, the principal amount of the Increment having an Interest Period that ends after such principal repayment date shall be equal to or less than the principal amount to be outstanding under the Note after such principal repayment is made.

2.             Payments.

(a)           Interest.  From the date of any disbursement hereunder until this Note shall be repaid in full, interest on all outstanding portions of principal of the Note shall be payable monthly, in arrears, on the first day of each month, beginning on June 1, 1997.

(b)           Beginning on June 1, 2007, this Note shall be payable in 59 equal consecutive monthly installments of principal equal to the Payment Amount, each due on the first day of each month, and one final installment of all then-unpaid principal hereof, together with all accrued and unpaid interest thereon, due on May 19, 2012 (the “Maturity Date”). The “Payment Amount” shall equal the quotient obtained by dividing a percentage selected by the Borrower, which percentage shall not be less than 50% of the principal balance hereof outstanding on May 19, 2007, by 60.

3.             Prepayment.  Upon two business days’ prior written notice to the Lender, the Borrower may prepay amounts owing hereunder at any time and from time to time. Such prepayment notice shall specify the amount of the prepayment and the Increment to which it is to be applied. If such prepayment is made on the last day of the applicable Interest Period, then the Borrower may make such prepayment without premium or penalty. If such prepayment is made other than on the last day of the applicable Interest Period, then the Borrower shall make such prepayment with an additional premium sum, determined in the manner provided below, to compensate the Lender for all losses, costs and expenses incurred in connection with such prepayment. The premium shall be equal to the present value of the difference between (1) the amount that would have been realized by the Lender on the prepaid amount for the remaining term of the applicable Interest Period at the then-Applicable Rate for such Increment, and (2) any lesser amount that would be realized by the Lender by reinvesting such prepaid funds in a United States Treasury security with a maturity most closely equal to, but not longer than, the applicable Interest Period. The foregoing difference shall be discounted to its present value at a discount rate equal to the rate of interest being paid on the selected United States Treasury security. The Lender shall provide the Borrower with a statement explaining the calculation of the premium due, which statement shall, in the absence of manifest error, be conclusive and binding. Any partial prepayment hereof shall not postpone the due dates of, or relieve the amounts of, any scheduled installment payments due hereunder. Amounts repaid hereunder may not be reborrowed.

4.             Application of Payments.  Payments made hereunder shall be applied first to accrued late charges, next to accrued interest hereon and any remainder to the principal balance hereof.

5.             Loan Documents.  The Borrower’s obligations hereunder are secured by the Assignment of Assets in a Trust Department Account of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Assignment”), from the Borrower in favor of the Lender. This Note, the Assignment and any other document executed or delivered by the Borrower in connection herewith shall be referred to herein collectively as the “Loan Documents.”

6.             Representations and Warranties:  The Borrower represents and warrants that:

(a)           Organization.  The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing under the laws of each other jurisdiction in which such qualification is required.

(b)           Execution and Delivery.  The Borrower has the power, and has taken all necessary actions, to execute and deliver and perform its obligations under the Loan Documents, and each Loan Document is a valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(c)           Power.  The Borrower has the corporate power and authority and all necessary licenses and approvals to own its properties and to carry on its business as now being conducted.

(d)           Financial Statements.  All financial statements and information delivered to the Lender by the Borrower (including, without limitation, the December 31, 1996 financial statements delivered to the Lender), were prepared in accordance with GAAP (defined below), are correct and complete and present fairly the financial condition, and reflect all known liabilities, contingent or otherwise, of the Borrower as of the dates of such statements and information, and since such dates no material adverse change in the assets, liabilities, financial condition, business or operations of the Borrower has occurred. “GAAP” means generally accepted accounting principles consistently applied.

(e)           Taxes.  All tax returns and reports of the Borrower and its predecessors required by law to be filed have been duly filed, and all taxes, assessments, other governmental charges or levies (other than those presently payable without penalty or interest and those that are being contested in good faith in appropriate proceedings) upon the Borrower and its predecessors and upon any of their properties, assets, income or franchises, that are due and payable have been paid.

(f)            Litigation.  There is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower that, either in any case or in the aggregate, affects the Borrower’s ability to perform its obligations under the Loan Documents, or that questions the validity of any Loan Document or any action taken or to be taken in connection with any Loan Document.

(g)           No Breach.  The execution and delivery of the Loan Documents, and compliance with the provisions thereof, will not (1) conflict with or violate any provisions of any applicable law, (2) conflict with, result in a breach of, or constitute a default under the charter or bylaws of the Borrower, or (3) conflict with or result in a material breach of any judgment, order or decree binding on the Borrower, or any other agreements to which the Borrower is a party.

(h)           No Defaults.  The Borrower is not in default with respect to any debt, direct or indirect in an amount, either individually or in the aggregate, exceeding $15,000,000, and which the Lender reasonably determines impairs the Lender’s prospects of full repayment of all amounts outstanding under the Loan Documents.

(i)            Compliance.  The Borrower is in compliance in all material respects with all applicable laws and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(j)            Approvals.  No authorizations, approvals or consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Borrower of the Loan Documents.

(k)           Title to Assets, Collateral Value.  The Borrower has good and marketable title to all of the assets contained in the custody account assigned to the Lender pursuant to the Assignment (the “Custody Account”), free from all liens and security interests other than those created by the Assignment.  The Margined Value of the securities contained in the Custody Account is no less than 100% of the outstanding principal balance hereof.  “Margined Value” shall mean the aggregate market value of such assets, determined by the Lender in accordance with standard market practices and resources, which may include, without limitation, the Bloomberg

Personal Financial Analysis, and multiplied, as applicable, times 90% for U.S. Government securities and agencies (excluding mortgage-backed securities) with maturities from one to five years and 85% for U.S. Government securities and agencies (excluding mortgage-backed securities) with maturities over five years.

(l)            Use of Proceeds.  The proceeds of the loan evidenced hereby shall be used for construction and related improvements, whether leased or purchased and including personal property improvements, to be made at the Borrower’s data center located at 80 Merritt Boulevard, Trumbull, Connecticut  06611. No proceeds of such loan shall be used to purchase or carry any margin stock, as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

7.             Covenants.  In consideration of the loan extended to the Borrower by the Lender hereunder, the Borrower covenants and agrees as follows:

(a)           Financial Information.  The Borrower shall deliver to the Lender, (l) as soon as available and, in any event, within 45 days after the close of each of the second and fourth fiscal quarters of each fiscal year of the National Association of Securities Dealers, Inc., a Delaware not-for-profit corporation and a Registered National Securities Association subject to regulation by the United States Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Parent”), consolidated and consolidating unaudited financial statements of the Parent and its subsidiaries, including a balance sheet and statement of income, prepared in accordance with GAAP (subject to year-end adjustments), certified to be accurate by a Vice President or the President of the Parent; (2) as soon as available and, in any event, within 45 days after the close of each of the second and fourth fiscal quarters of each fiscal year of the Borrower, unaudited financial statements of the Borrower, including a balance sheet and statement of income of the Borrower, prepared in accordance with GAAP (subject to year-end adjustments), certified to be accurate by the Treasurer or Assistant Treasurer of the Borrower and otherwise in form and substance satisfactory to the Lender (the information required under this Paragraph 7(a)(2) may be included in the financial statements of the Parent required under Paragraph 7(a)(1)); (3) as soon as available and in any event, within 120 days after the end of each fiscal year of the Parent, audited financial statements consisting of consolidated financial statements of the Parent and its subsidiaries as of the end of such fiscal year, including a consolidated balance sheet, statements of income, fund balance and cash flows of the Parent and its subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP, and with respect to such consolidated financial statements, accompanied by an opinion thereon acceptable to the Lender from the Borrower’s independent certified public accounting firm acceptable to the Lender; and (4) from time to time, such other financial data and information regarding the Borrower, the Parent, the Parent’s subsidiaries and the Custody Account as the Lender reasonably may request. The financial statements described in Paragraph 7(a)(1) and Paragraph 7(a)(2) shall not be disclosed to any third party without the Parent’s written consent except to (i) the Lender’s legal counsel, accountants, and its other professional advisors, (ii) regulatory officials, (iii) as required by law or legal process or in connection with any legal proceeding, (iv) the audit committee of the Parent, and (v) to other financial institutions in connection with any disposition or proposed disposition of the Lender’s interests under any of the Loan Documents in accordance with Paragraph 16 hereof.

(b)           Taxes.  The Borrower shall pay or cause to be paid all taxes, assessments or governmental charges lawfully levied or imposed on or against it and its properties prior to the time they become delinquent; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith and with respect to which adequate reserves, as determined in good faith by the Borrower, have been established and are being maintained.

(c)           Compliance with Laws.  The Borrower shall comply in all material respects with all applicable laws and regulations, including, without limitation, ERISA.

(d)           Maintain Existence.  The Borrower shall maintain its corporate existence in good standing.

(e)           Notices.  As soon as it has actual knowledge, the Borrower shall notify the Lender of (1) the institution of any material litigation or administrative proceeding against the Borrower, which litigation or proceeding affects the Borrower’s ability to perform its obligations under the Loan Documents, involves the seeking of a money judgment in an amount, whether individually or in the aggregate, greater than $10,000,000, or questions the validity of any Loan Document or any action of the Borrower required to be taken with respect thereto, and (2) the occurrence of an Event of Default under this Note, or any event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

(f)            Books and Records.  The Borrower shall maintain complete and accurate books of account and financial records. The principal financial records shall be kept and maintained at 15201 Diamondback Drive, Rockville, Maryland 20850, and all other books and records (including the organizational documents of the Borrower) shall be kept and maintained at 1735 K Street, N.W., Washington, D.C. 20006, which Washington address is the Borrower’s chief executive office. The Borrower shall not remove such books of account and records without giving the Lender at least 30 days’ prior written notice. The Borrower, upon reasonable notice from the Lender and during regular business hours of the Borrower, shall permit the Lender, or any officer, employee or agent designated by the Lender, to examine the financial records maintained by the Borrower, and agrees that the Lender or such officer, employee or agent may audit and verify such records. All accounting records and financial reports furnished to the Lender pursuant to this Note shall be maintained and prepared in accordance with GAAP.

(g)           Liens.  Without the prior written consent of the Lender, the Borrower shall not create, incur, assume or permit to exist any assignment, pledge, lien, security interest, charge or encumbrance (collectively, the “Liens”) of any kind or nature in or upon the Custody Account or any part thereof other than the Lien created by the Assignment.

(h)           Mergers and Acquisitions.  Without the prior written consent of the Lender, which consent shall not be unreasonably withheld, the Borrower shall not merge or consolidate with, or acquire all or substantially all of the assets, stock, partnership interests or other ownership interests of, any other person or entity unless, after such merger, consolidation or acquisition, the Borrower or the Parent (provided that the Parent’s financial condition is greater than or equal to the current financial condition of the Borrower) is the de facto and de jure continuing or surviving entity. If the Parent is the continuing or surviving entity, the Parent must become a party to the Loan Documents, any necessary regulatory, governmental or agency approval for the Parent to become a party to the Loan Documents must be obtained and all legal issues pertaining to the Parent becoming a party to the Loan Documents must be satisfactory to the Lender’s counsel.

(i)            Collateral.  At no time shall the Borrower permit (1) the Margined Value of the assets contained in the Custody Account to be less than 100% of the outstanding principal balance hereof, or (2) the assets contained in the Custody Account to be any type of securities or other investments other than U.S. Government securities and agencies (excluding mortgage-backed securities) reasonably acceptable to the Lender.

(j)            Leverage Ratio.  As of the last day of each of its second and fourth fiscal quarters, the Borrower will maintain a ratio of total liabilities to net worth of not greater than 0.80 to 1.

(k)           Cash Flow Coverage Ratio.  The Borrower shall maintain as of the end of each of its fiscal years for the preceding fiscal year, a ratio of Cash Flow (as defined below) for such period to Debt Service (as defined below) for such period of not less than 1.20 to 1. “Cash Flow” means, for any period, net income of the Borrower for such period, plus, to the extent deducted in determining net income, depreciation, amortization, taxes and interest expense, adjusted for any non-cash revenue or expense (including, without limitation, unrealized gains or losses on the Borrower’s investment portfolio). “Debt Service” means, for any period, interest expense of the Borrower plus current maturities of long-term indebtedness for such period.

8.             Events of Default.  Each of the following shall constitute an “Event of Default” under this Note:

(a)           Failure to Pay.  If the Borrower fails to make when due any installment or other payment owing to the Lender under the terms of this Note and such failure shall continue for a period of ten days written notice of such failure has been given to the Borrower by the Lender (which notice may be a computer-generated late payment notice sent to the Borrower’s address as set forth in Paragraph 14 below);

(b)           Failure to Give Notices.  If the Borrower fails to give the Lender any notice required by Paragraph 7(e) of this Note within ten days after it has actual knowledge of the event giving rise to the obligation to give such notice;

(c)           Failure to Permit Inspections.  If the Borrower refuses to permit the Lender to inspect the Borrower’s books and records in accordance with the provisions of Paragraph 7(f) of this Note;

(d)           Failure to Comply with Specific Covenants.  If the Borrower fails to comply with the terms of Paragraphs 7(h), 7(i) or 7(k) of this Note;

(e)           Failure to Comply with Paragraphs 7(g) or 7(i).  If the Borrower fails to comply with the terms of Paragraphs 7(g) or 7(i) of this Note within five days after notice from the Lender to the Borrower specifying such failure;

(f)            Failure to Observe Other Covenants.  If the Borrower fails to perform or observe any term, covenant, warranty or agreement contained in this Note other than those specifically identified in this Paragraph 8, and such failure shall continue for a period of 30 days after written notice of such failure has been given to the Borrower;

(g)           Defaults under Loan Documents.  If an event of default shall occur under any Loan Document and shall not be cured within any applicable grace period;

(h)           Breach of Representation.  Discovery that any representation or warranty made or deemed made by the Borrower in any Loan Document, or in any statement or representation made in any certificate, report or opinion delivered by it pursuant to any Loan Document, was materially untrue when made or deemed made, or is breached in any material respect;

(i)            Voluntary Bankruptcy.  If the Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of the Borrower or any substantial part of the property of the Borrower, or commences any proceeding relating to the Borrower under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Note is executed;

(j)            Involuntary Bankruptcy.  If, within 60 days after the filing of a bankruptcy petition or the commencement of any proceeding against the Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if within 60 days, after the appointment, without the consent or acquiescence of the Borrower, of any trustee, receiver or liquidator of the Borrower or all or any substantial part of the properties of the Borrower, the appointment shall not have been vacated;

(k)           Cross Default.  If, as a result of default, any present or future obligations of the Borrower to the Lender or any other creditor in excess of $500,000 are declared to be due and payable prior to the expressed maturity of such obligations, and, in the Lender’s reasonable determination, the prospects of full repayment of all amounts outstanding under the Loan

Documents are impaired thereby, unless and to the extent that the declaration is being contested in good faith in a court of appropriate jurisdiction;

(l)            Material Adverse Change.  A material adverse change occurs in the financial or business condition of the Borrower that impedes the Borrower’s ability to perform its obligations under the Loan Documents;

(m)          Judgment.  If a judgment, attachment, garnishment or other process in excess of $5,000,000 is entered against the Borrower and is not vacated, bonded, paid or subject to being satisfied under recognized indemnification or acknowledged to be covered under the Borrower’s insurance policy within 30 days after entry; or

(n)           Dissolution.  The dissolution, liquidation or termination of existence of the Borrower other than by merger or consolidation which may be consented to by the Lender pursuant to Paragraph 7(h) above.

9.             Remedies Upon Default.  Upon the occurrence of an Event of Default hereunder, the entire principal balance hereof, all accrued interest thereon and all other amounts payable hereunder shall become immediately due and payable at the option of the Lender. Any delay by the Lender in exercising or any failure of the Lender to exercise the aforesaid option to accelerate with respect to an Event of Default shall not constitute a waiver of its right to exercise such option with respect to that or any subsequent Event of Default. Acceleration of maturity, once claimed hereunder by the holder hereof may be rescinded, at such holder’s option, by written acknowledgment to that effect, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity. After the occurrence of an Event of Default, interest shall accrue on all amounts due hereunder at the rate specified in Paragraph 1(e) above.

10.          Late Charge.  The Borrower shall pay to the Lender a late charge equal to 3.0% of any amount due hereunder that is not received by the Lender within ten days after the date on which such amount is due.

11.          Waiver: Extensions.  Presentment, demand, notice of dishonor, protest and the benefits of the homestead and all other exemptions provided debtors are hereby waived. The Borrower agrees that it shall remain liable for the payment hereof notwithstanding any agreement for the extension of the due date of any amount payable hereunder made by the Lender after the maturity thereof. No setoff, claim, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature that the Borrower has or may have against the Lender (other than the defense of payment) shall be available against the Lender in any suit or action brought by the Lender to enforce this Note or any other Loan Document. The foregoing shall not be construed as a waiver by the Borrower of any rights or claims that the Borrower may have against the Lender, but any recovery upon such rights and claims shall be had from the Lender separately, it being the intent of this Note and the other Loan Documents that the Borrower shall be obligated to pay, absolutely and unconditionally, all amounts due hereunder and under the other Loan Documents.

12.          Waiver of Jury Trial.  THE LENDER AND THE BORROWER IRREVOCABLY WAIVE ALL RIGHTS TO TRAIL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE AND THE TRANSACTIONS CONTEMPLATED HEREIN AND IN EACH OTHER LOAN DOCUMENT, AND THE BORROWER FURTHER WAIVES ANY RIGHT TO FILE ANY COUNTERCLAIM AS PART OF ANY ACTION OR PROCEEDING FILED OR MAINTAINED BY THE LENDER TO COLLECT ANY INDEBTEDNESS OF ANY PARTY TO THE LOAN DOCUMENTS OR TO EXERCISE ANY RIGHTS OR REMEDIES AVAILABLE TO THE LENDER UNDER THE LOAN DOCUMENTS, AT LAW, IN EQUITY OR OTHERWISE IN CONNECTION WITH OR RELATED TO SUCH INDEBTEDNESS.

13.          Collection Costs and Expenses.  The Borrower shall pay all reasonable costs, fees and expenses (including court costs and reasonable attorneys’ fees) incurred by the Lender in collecting or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to any amendment or modification hereof requested or initiated by the Borrower, any such collection or an Event of Default hereunder.

14.          Notices.  All notices, requests, demands and other communications with respect hereto or any other Loan Document shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, to the following addresses:

If to the Lender,		If to the Borrower,

Crester Bank		The Nasdaq Stock Market, Inc.
1445 New York Avenue, N.W.		15201 Diamondback Drive
Washington, D.C. 20005-2108		Rockville, Maryland 20850
Attention:	Ms. Michele S. Ross	Attention:	Mr. James R. Allen
	Vice President		Senior Vice President & Treasurer

with, upon the occurrence of an Event of Default, a copy to:

The Nasdaq Stock Market, Inc.
1735 K Street, N.W.
Washington, D.C. 20006
Attention:	Robert Aber, Esq.
Vice President and General Counsel

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when addressed to the persons named above and sent to the addresses specified above, as applicable, upon the date of actual receipt or refusal by such person. Either the Borrower or the Lender may change its address by notifying the other party of the new address in any manner permitted by this Paragraph 14.

15.          Severability.  If any provision of this Note, or the application thereof to any person, entity or circumstance, shall to any extent be invalid or unenforceable, the remainder of the provisions of this Note, or the application of such provision to other persons, entities or circumstances, shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

16.          Successors and Assigns.  This Note shall be binding upon and inure to the benefit of the Borrower and the Lender, and their respective successors and assigns; provided, however, that neither the Lender prior to the occurrence of an Event of Default nor the Borrower at any time may assign or delegate its obligations hereunder to any person or entity without the prior written consent of the other, which consent shall not be unreasonably withheld.

17.          Payments.  All payments due hereunder shall be made in immediately available funds.

18.          Offset.  If an Event of Default occurs hereunder and is not cured within any applicable grace period, and if, after liquidating the Borrower’s assets maintained in the Custody Account, there are still amounts due to the Lender under the Loan Documents, then the Lender shall have the right to offset any amounts due hereunder against any deposit account now or hereafter maintained by the Borrower with the Lender.

19.          Governing Law.  This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

20.          Conditions Precedent.  Prior to the Lender’s obligation to disburse any amounts hereunder:

(a)           Loan Documents.  The Borrower shall have delivered an executed copy of this Note, the Assignment and each other Loan Document to the Lender;

(b)           Fees and Expenses.  The Borrower shall have paid to the Lender (1) a nonrefundable fee [ILLEGIBLE] which fee shall be deemed earned when paid, and (2) all out-of-pocket costs and expenses in excess of $3,000 incurred by the Lender in connection with the preparation, negotiation, execution, delivery, filing, recording and administration of this Note and any Loan Document, including, without limitation, the reasonable fees and expenses of counsel to the Lender;

(c)           No Default.  No default or Event of Default shall have occurred and be continuing;

(d)           Representations.  All representations and warranties contained herein shall be true and correct at the date of such disbursement;

(e)           Legal Matters.  All legal matters incident hereto shall be satisfactory to counsel for the Lender, and the Borrower agrees to execute and deliver to the Lender such additional documents and certificates relating to the Loan Documents as the Lender reasonably may request;

(f)            Opinion.  The Lender shall have received an opinion of counsel to the Borrower from the Borrower’s internal counsel as to such matters as the Lender may request, in form and substance satisfactory to the Lender;

(g)           Financing Statements.  Financing statements in form and substance satisfactory to the Lender shall have been properly filed in each office where necessary to perfect the Lender’s security interest in the Custody Account, termination statements shall have been filed with respect to any other financing statements covering all or any portion of the Custody Account, and all taxes and fees with respect to such recording and filing shall have been paid by the Borrower, and

(h)           Corporate Matters.  The Borrower shall have delivered to the Lender (1) certified copies of evidence of all corporate actions taken by the Borrower to authorize the execution and delivery of the Loan Documents, (2) certified copies of the articles of incorporation and bylaws of the Borrower, (3) a certificate of incumbency for the officers of the Borrower executing the Loan Documents, (4) a good standing certificate, dated not more than 30 days prior to the date hereof, from the appropriate state official of the state in which the Borrower is incorporated and the District of Columbia, and (5) such additional supporting documents as the Lender or counsel for the Lender reasonably may request.

21.          Survival.  All agreements, representations and warranties made herein shall survive the delivery of this Note and the disbursement of any amounts hereunder.

22.          Captions.  The captions of the various sections and paragraphs of this Note have been inserted only for the purposes of convenience, such captions are not a part hereof and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Note.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.

THE NASDAQ STOCK MARKET, INC.,
a Delaware corporation

By:	/s/ Alfred Berkeley
Name:	Alfred Berkeley
Title:	President

By:	/s/ James Allen
Name:	James Allen
Title:	Sr. V. P. & Treasurer

Schedule 1

Request

Crestar Bank		Date: , 19
1445 New York Avenue, N.W.
Washington, D.C. 20005
Attention:	Michele S. Ross
Vice President

Ladies and Gentlemen:

Pursuant to that certain Promissory Note, dated May 19, 1997 (the Note, terms defined therein used herein as therein defined), made by the undersigned (the Borrower) and payable to the order of Crestar Bank in the principal amount of $25,000,000, notice is hereby given that on                                , 19  , the Borrower desires to (as indicated):

1.             Initial Funding

Borrows $                                at the Applicable Rate with an Interest Period of                             months [and $                                at the Applicable Rate with an Interest Period of                      months].

2.             Subsequent Selection of Interest Period

Authorize $                           of outstanding principal of the Note to accrue interest at the Applicable Rate for an Interest Period of                            months [and $                                     at the Applicable Rate with an Interest Period of                        months].

THE NASDAQ STOCK MARKET, INC.,
a Delaware corporation

By:
Name:
Title:

ALLONGE TO
PROMISSORY NOTE

THIS ALLONGE TO PROMISSORY NOTE (the “Allonge”) is made and entered into as of May 6, 2002, which is to be attached to and form a part of that certain Promissory Note, dated May 19, 1997(the “Note”), in the original principal amount of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), made by THE NASDAQ STOCK MARKET, INC., a Delaware corporation (the “Borrower”), and payable to the order of SUNTRUST BANK, a Georgia banking corporation, successor by merger to Crestar Bank (the “Lender”).

WHEREAS, the Lender is the present owner and holder of the Note; and

WHEREAS, the Borrower has requested that certain provisions of the Note be modified, and the Lender has agreed in accordance with the terms of this Allonge.

NOW, THEREFORE, in consideration of the foregoing, of the agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Note is hereby amended and modified as follows:

1.             The recitals set forth above are incorporated herein and made a part hereof.  Terms used herein and not otherwise defined shall have the same meanings given to such terms in the Note.

2.             Paragraph 7(a) of the Note is amended to read in its entirety as follows:

“(a)         Financial Information.  The Borrower shall deliver to the Lender, (1) as soon as available and, in any event, within 60 days after the close of each of the first, second and third fiscal quarters of each fiscal year of the Borrower, unaudited financial statements of the Borrower, including a balance sheet and statement of income of the Borrower, prepared in accordance with GAAP (subject to year-end adjustments), certified to be accurate by the Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower and otherwise in form and substance satisfactory to the Lender provided that delivery within the time period specified above of copies of the Borrower’s Quarterly Report on Form 10-Q prepared and filed with the Securities and Exchange Commission in compliance with the requirements of Form 10-Q shall be deemed to satisfy the requirements of this Paragraph 7(a)(1); (2) as soon as available and in any event, within 120 days after the end of each fiscal year of the Borrower, audited financial statements consisting of consolidated financial statements of the Borrower and its subsidiaries as of the end of such fiscal year, including a consolidated balance sheet, statements of income, stockholders equity and cash flows of the Borrower and its subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP, and with respect to such consolidated financial statements, accompanied by an opinion thereon acceptable to the Lender from the Borrower’s independent certified public accounting firm acceptable to the Lender; provided that the delivery within the time period specified above of the Borrower’s Annual Report on Form 10-K for such fiscal year (together with the Borrower’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) prepared and filed with the Securities and Exchange Commission in compliance with the requirements of Form 10-K shall be deemed to satisfy the requirements of this Paragraph 7(a)(2); and (3) from time to time, such other financial data and information regarding the Borrower, the Borrower’s subsidiaries and the Custody Account as the Lender reasonably may request.  The financial statements described in Paragraph 7(a)(1) and Paragraph 7(a)(2) shall not be disclosed to any third party without the Borrower’s written consent except to (i) the Lender’s legal counsel, accountants, and its other professional advisors, (ii) regulatory officials, (iii) as required by law or legal process or in connection with any legal proceeding, and (iv) to other financial institutions in connection with any disposition or proposed disposition of the Lender’s interests under any of the Loan Documents in accordance with Paragraph 16 hereof, provided that unless prohibited by applicable law, prompt written notice thereof shall be given by the Lender to the Borrower.”

3.             The second sentence of Paragraph 7(f) of the Note is amended to read as follows:

“The principal financial records and all other books and records (including the organizational documents of the Borrower) shall be kept and maintained at 4 Times Square, NY, NY 10036, which is the Borrower’s chief executive office.”

4.             Paragraph 7(h) of the Note is amended to read in its entirety as follows:

“(h)         Mergers, etc.  The Borrower will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

(1)           any Subsidiary may merge or consolidate with or into the Borrower or any Wholly-Owned Subsidiary so long as in (i) any merger or consolidation involving the Borrower, the

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Borrower shall be the surviving or continuing corporation and (ii) in any merger or consolidation involving a Wholly-Owned Subsidiary (and not the Borrower), the Wholly-Owned Subsidiary shall be the surviving or continuing corporation;

(2)           the Borrower may consolidate or merge with or into any other Person if (i) the Person (if other than the Borrower) which results from such consolidation or merger (the “Surviving Person”) is a Person organized under the laws of any state of the United States or the District of Columbia or the laws of Canada, Japan or any country in Western Europe (other than Portugal and Italy), (ii) the due and punctual payment of the principal of and premium, if any, and interest on this Note, according to its tenor, and the due and punctual performance and observation of all of the covenants in this Note and the other Loan Documents to be performed or observed by the Borrower are expressly assumed in writing by the Surviving Person and the Surviving Person shall furnish to the Lender an opinion of counsel satisfactory to the Lender to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, and (iii) at the time of such consolidation or merger and immediately after giving effect thereto, no Event of Default as defined herein, and no event which the giving of notice or lapse of time, or both, would constitute and Event of Default, would exist; and

(3)           the Borrower may sell or otherwise dispose of all or substantially all of its assets to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Borrower) at the time of such sale or other disposition if (i) the acquiring Person is organized under the laws of any state of the United States or the District of Columbia or the laws of Canada, Japan or any country in Western Europe (other than Portugal and Italy), (ii) the due and punctual payment of the principal of and premium, if any, and interest on all this Note, according to its tenor, and the due and punctual performance and observance of all of the covenants in this Note and in the Loan Documents to be performed or observed by the Borrower are expressly assumed in writing by the acquiring Person and the acquiring Person shall furnish to the Lender an

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opinion of counsel satisfactory to Lender to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, and (iii) at the time of such sale or disposition and immediately after giving effect thereto, no Event of Default as defined herein, and no event which the giving of notice or lapse of time, or both, would constitute and Event of Default, would exist.”

5.             Paragraphs 7(j) and (k) of the Note are deleted, and the following is added as Paragraph 7(j):

“(j)          Financial Covenants.  The Borrower shall comply with the following financial covenants:

(1)           Defined Terms.  As used in this Paragraph 7(j) and elsewhere in this Note, the following terms shall have the respective meanings set forth below:

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Consolidated EBITDA” for any period means the sum of (a) Consolidated Net Operating Income during such period plus (to the extent deducted in determining Consolidated Net Operating Income) (b) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Borrower and its Subsidiaries during such period, all as it appears in the Borrower’s consolidated statement of income prepared in accordance with GAAP.

“Consolidated Interest Expense” means all Interest Expense of the Borrower and its Subsidiaries determined on a consolidated basis for any period after eliminating intercompany items.

“Consolidated Net Operating Income” means the Borrower’s net operating income as it appears in its consolidated statement of income prepared in accordance with GAAP.

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“Consolidated Priority Debt” means all Priority Debt of the Borrower and its Subsidiaries determined on a consolidated basis eliminating inter-company items.

“Consolidated Total Assets” means as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries determined on a consolidated basis and in accordance with GAAP.

“Debt” with respect to any Person means, at any time, without duplication,(a) its liabilities for borrowed money; (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases; (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); (e) all its liabilities in respect of drawn letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and (f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (e) hereof.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or (d) otherwise to assure the owner of such Debt or

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obligation against loss in respect thereof.  In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Interest Expense” of the Borrower and its Subsidiaries for any period means all interest (including the interest component on Rentals on Capital Leases) and all amortization of debt discount and expense on any particular Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) for which such calculations are being made.  Computations of Interest Expense on a pro forma basis for Debt having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Priority Debt” means (a) any Debt of the Borrower secured by any Lien on any asset Borrower (b) any Debt of Subsidiaries (excluding (i) Debt owed by a Subsidiary to the Borrower or any other Wholly-owned Subsidiary and (ii) Debt of a Subsidiary outstanding at the date of its acquisition, provided that (1) such Debt shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and (2) immediately after giving effect thereto, no Event of Default as defined herein, and no event which the giving of notice or lapse of time, or both, would constitute and Event of Default, shall exist).

“Rentals” means and includes as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called “percentage leases” shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

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“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Borrower.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Borrower and the Borrower’s other Wholly-Owned Subsidiaries at such time.

(2)           Interest Coverage Ratio.  The Borrower will as at the end of each fiscal quarter keep and maintain the ratio of Consolidated EBITDA for the four consecutive fiscal quarters then most recently ended to Consolidated Interest Expense for such four consecutive fiscal quarters at not less than 4.0 to 1.0.

(3)           Priority Debt.  The Borrower will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Priority Debt, unless at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidated Priority Debt, including the Priority Debt then to be created, issued, assumed, guaranteed or otherwise incurred, shall not exceed 10% of Consolidated Total Assets.

6.             This Allonge shall be executed by the Borrower and delivered to the Lender and shall become a part of and be permanently attached as an allonge to the Note, and the Note and this Allonge shall be read and construed as one instrument constituting the evidence of the Borrower’s indebtedness to the Lender.  The Borrower acknowledges and agrees that there are no defenses, counterclaims or set-offs against any of its obligations under the Note, as modified hereby.

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7.             The Borrower agrees to pay to the Lender, on the date hereof, an amendment fee of ten basis points times the unpaid principal balance of this Note outstanding on the date hereof.  The Borrower also agrees to pay, promptly after its receipt of an invoice therefor, the reasonable fees of counsel to the Lender in connection with this Allonge.

8.             All of the other terms, conditions and provisions of the Note are hereby ratified, confirmed and reaffirmed, it being the intention of the Borrower and the Lender that the Note shall remain in full force and effect, except as expressly modified hereby.

9.             This Allonge shall be effective as of the date hereof and shall be binding on each party’s respective assigns and successors in interest.

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IN WITNESS WHEREOF, the Borrower has executed this Allonge as of the day and year first above written.

THE NASDAQ STOCK MARKET, INC., a Delaware corporation

By:	/s/ Richard G. Ketchum
Name:	Richard G. Ketchum
Title:	President

By:	/s/ Darienne J. Donovan
Name:	Darienne J. Donovan
Title:	Senior Vice President & Treasurer

ALLONGE TO PROMISSORY NOTE
CONSENTED TO AND AUTHORIZED:

SUNTRUST BANK

By:	/s/ Daniel J. O’Neill, Jr.
Name:	Daniel J. O’Neill, Jr.
Title:	Managing Director

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SECOND ALLONGE TO
PROMISSORY NOTE

THIS SECOND ALLONGE TO PROMISSORY NOTE (the “Allonge”) is made and entered into as of June 26, 2003, which is to be attached to and form a part of that certain Promissory Note, dated May 19, 1997, as amended on May 6, 2002 (collectively, the “Note”), in the original principal amount of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), made by THE NASDAQ STOCK MARKET, INC., a Delaware corporation (the “Borrower”), and payable to the order of SUNTRUST BANK, a Georgia banking corporation, successor by merger to Crestar Bank (the “Lender”).

WHEREAS, the Lender is the present owner and holder of the Note; and

WHEREAS, the Borrower has requested that certain provisions of the Note be modified, and the Lender has agreed in accordance with the terms of this Allonge.

NOW, THEREFORE, in consideration of the foregoing, of the agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Note is hereby amended and modified as follows:

1.             The recitals set forth above are incorporated herein and made a part hereof.  Terms used herein and not otherwise defined shall have the same meanings given to such terms in the Note.

2.             Paragraph 7(j)(1) of the Note is amended so that the definitions of the following terms are deleted and are replaced in their entirety by the following definitions:

““Consolidated EBITDA” for any period means the sum of (a) Consolidated Net Operating Income during such period plus (to the extent deducted in determining Consolidated Net Operating Income) (b) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Borrower and its Subsidiaries during such period, all as it appears in the Borrower’s consolidated statement of income prepared in accordance with GAAP, except as otherwise shall be calculated as and to the extent contemplated by the definition of “Consolidated Net Operating Income”.

“Consolidated Net Operating Income” means the Borrower’s net operating income as it appears in its consolidated statement of income prepared in accordance with GAAP; provided, that for purposes of determining compliance with Paragraph 7(j)(2) as at the end of the fiscal quarter ended June 30, 2003, there shall be excluded from computations of Consolidated Net Operating Income for the fiscal quarter ended June 30, 2003 any and all charges relating to (a) the Borrower’s European operations (including without limitation charges associated with Nasdaq Europe S.A./N.V., Nasdaq Deutschland AG, Nasdaq Europe Planning Company Limited and Nasdaq Global Holdings), (b) the Borrower’s product profitability review and (c) costs related to severance of employees of the Borrower and its Subsidiaries, with the aggregate amount of the charges described in the foregoing clauses (a) through (c) not to exceed $70,000,000 (the charges described in the foregoing clauses (a) through (c) up to, but not exceeding, $70,000,000 aggregate amount being herein referred to as “Restructuring Charges”), but such Restructuring Charges shall not be excluded from computations of Consolidated Net Operating Income for the fiscal quarter ended June 30, 2003 or any following fiscal quarter in connection with any determination of compliance with Paragraph 7(j)(2) as at the end of the fiscal quarter ended September 30, 2003 or at any time thereafter.”

3.             This Allonge shall be executed by the Borrower and delivered to the Lender and shall become a part of and be permanently attached as an allonge to the Note, and the Note and this Allonge shall be read and construed as one instrument constituting the evidence of the Borrower’s indebtedness to the Lender.  The Borrower acknowledges and agrees that there are no defenses, counterclaims or set-offs against any of its obligations under the Note, as modified hereby.

4.             The Borrower agrees to pay to the Lender, on the date hereof, an amendment fee of five basis points times the unpaid principal balance of this Note outstanding on the date hereof.  The Borrower also agrees to pay, promptly after receipt of an invoice therefore, the reasonable fees of counsel to the Lender in connection with this Allonge.

5.             All of the other terms, conditions and provisions of the Note are hereby ratified, confirmed and reaffirmed, it being the intention of the Borrower and the Lender that the Note shall remain in full force and effect, except as expressly modified hereby.

IN WITNESS WHEREOF, the Borrower has executed this Allonge as of the day and year first above written.

THE NASDAQ STOCK MARKET, INC., a Delaware corporation

By:	/s/ Ronald Hassen
Name:
Title:	Senior Vice President & Controller

ALLONGE TO PROMISSORY NOTE
CONSENTED TO AND AUTHORIZED:

SUNTRUST BANK

By:	/s/ Mark A. Flatin
Name:	Mark A. Flatin
Title:	Director

THIRD ALLONGE TO
PROMISSORY NOTE

THIS THIRD ALLONGE TO PROMISSORY NOTE (the “Allonge”) is made and entered into as of September 29, 2003, which is to be attached to and form a part of that certain Promissory Note, dated May 19, 1997, as amended on May 6, 2002 and June 26, 2003 (collectively, the “Note”), in the original principal amount of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), made by THE NASDAQ STOCK MARKET, INC., a Delaware corporation (the “Borrower”), and payable to the order of SUNTRUST BANK, a Georgia banking corporation, successor by merger to Crestar Bank (the “Lender”).

WHEREAS, the Lender is the present owner and holder of the Note; and

WHEREAS, the Borrower has requested that certain provisions of the Note be modified, and the Lender has agreed in accordance with the terms of this Allonge.

NOW, THEREFORE, in consideration of the foregoing, of the agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Note is hereby amended and modified as follows:

1.             The recitals set forth above are incorporated herein and made a part hereof.  Terms used herein and not otherwise defined shall have the same meanings given to such terms in the Note.

2.             A new sentence is added to the end of Paragraph 7(a)(1) to read as follows:

“as soon as available and, in any event, within 60 days after the end of each fiscal quarter of each fiscal year of the Borrower, a compliance statement on the Interest Coverage Ratio (as defined below).”

3.             The second sentence of Paragraph 7(f) of the Note is amended to read as follows:

“The principal financial records and other books and records (including the organizational documents of the Borrower) shall be kept and maintained at One Liberty Plaza, 165 Broadway, New York, NY 10006, which is the Borrower’s chief executive office.”

4.             Paragraphs 7(j)(1) of the Note is amended so that the definitions of the following terms are deleted and are replaced in their entirety with the following definitions:

““Consolidated Net Operating Income” means the Borrower’s net operating income as it appears in its consolidated statement of income prepared in accordance with GAAP; provided, that for purposes of determining compliance with Section 7(j) as of a date as at the end of the fiscal quarter ended September 30, 2003 or at any time thereafter, for any purpose and for any period in which the amounts referred to below would have been required to be included in such computation, there shall be excluded from computations of Consolidated Net Operating Income any and all:

(a)           charges relating to (i) the Borrower’s European operations (including without limitation charges associated with Nasdaq Europe S.A./N.V., Nasdaq Deutschland AG, Nasdaq Europe Planning Company Limited and Nasdaq Global Holdings), (ii) the Borrower’s product profitability review, (iii) costs related to severance of employees of the Borrower and its Subsidiaries and (iv) real estate leases or subleases of the Borrower and its Subsidiaries, to the extent such charges are taken by the Borrower in any of the Borrower’s fiscal quarters ended June 30, 2003, September 30, 2003 and December 31, 2003, with the aggregate amount of the charges described in the foregoing clauses (i) through (iv) not to exceed $125,000,000; and

(b)           amounts recorded by the Borrower for (i) minority interest and (ii) any non-cash expenses related to stock options granted by the Borrower or its Subsidiaries as compensation, each as reported on or incorporated into the Borrower’s consolidated statement of income.”

5.             Paragraph 7(j)(2) of the Note shall be and hereby is amended to read in its entirety as follows:

“Interest Coverage Ratio.  The Borrower will as at the end of each fiscal quarter keep and maintain the ratio of Consolidated EBITDA for the four consecutive fiscal quarters then most recently ended to Consolidated Interest Expense for such four consecutive fiscal quarters (the “Minimum Ratio”) at not less than 4.0 to 1.0; provided, that for any fiscal quarter listed below the Minimum Ratio shall instead be not less than the ratio set forth opposite such fiscal quarter:

Fiscal Quarter Ended	Ratio

September 30, 2003	1.0 to 1.0

December 31, 2003	1.0 to 1.0

March 31, 2004	1.0 to 1.0

June 30, 2004	1.25 to 1.0

September 30, 2004	1.25 to 1.0

December 31, 2004	1.50 to 1.0

March 31, 2005	1.50 to 1.0.”

6.             This Allonge shall be executed by the Borrower and delivered to the Lender and shall become a part of and be permanently attached as an allonge to the Note, and the Note and this Allonge shall be read and construed as one instrument constituting the evidence of the Borrower’s indebtedness to the Lender.  The Borrower acknowledges and agrees that there are no defenses, counterclaims or set-offs against any of its obligations under the Note, as modified hereby.

7.             The Borrower agrees to pay to the Lender, on the date hereof, an amendment fee of five (5) basis points times the unpaid principal balance of this Note outstanding on the date hereof.  The Borrower also agrees to pay, promptly after receipt of an invoice therefore, the reasonable fees of counsel to the Lender in connection with this Allonge.

8.             All of the other terms, conditions and provisions of the Note are hereby ratified, confirmed and reaffirmed, it being the intention of the Borrower and the Lender that the Note shall remain in full force and effect, except as expressly modified hereby.

IN WITNESS WHEREOF, the Borrower has executed this Allonge as of the day and year first above written.

THE NASDAQ STOCK MARKET, INC., a Delaware corporation

By:	/s/ Ronald Hassen
Name:	Ronald Hassen
Title:	Senior Vice President, Controller, Treasurer

ALLONGE TO PROMISSORY NOTE
CONSENTED TO AND AUTHORIZED:

SUNTRUST BANK

By:	/s/ Mark A. Flatin
Name:	Mark A. Flatin
Title:	Director